SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 11, 2004
Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation)

1-6571
(Commission File Number)

22-1918501
(IRS Employer
Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)

(908) 298-4000
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed with the 8-K:

99.1	Schering-Plough Product Pipeline, updated as of August 2004

Item 9. Regulation FD Disclosure.

Schering-Plough from time to time updates public information about its products in development, also known as its “Product Pipeline.” The information, updated as of August 2004, is now available on the Schering-Plough Website at www.schering-plough.com under “investor relations/investor publications.”

Schering-Plough undertakes no obligation to update the information in the future, and readers should note the date of information when referring to the product pipeline or other historical information available on the Website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:/s/Douglas J. Gingerella
Douglas J. Gingerella
Vice President and Controller

Date: August 11, 2004

Exhibit Index

The following exhibits are filed with this 8-K:

99.1 Schering-Plough Product Pipeline, updated as of August  2004